UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2007

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360

Redwood Shores, California 94065

(Address of principal executive offices, including zip code)

(650) 610-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1               Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

License Agreement with Tandberg

On February 15, 2007, Avistar Communications Corp. and its wholly-owned subsidiary, Collaboration Properties, Inc. (CPI), announced that they had entered into a Patent License Agreement with Tandberg ASA, a Norwegian corporation, Tandberg Telecom AS, a Norwegian corporation and Tandberg, Inc., a Delaware corporation.  Tandberg ASA, Tandberg Telecom AS and Tandberg, Inc. are collectively referred to herein as Tandberg.

Under the license agreement, Avistar and CPI granted Tandberg and its subsidiaries a license, to all of CPI’s patents, patent applications and patents issuing therefrom with a filing date before, on or within 10 years of the date of the agreement.  Also under the license agreement, Tandberg granted to Avistar and its subsidiaries, including CPI, a license to all of Tandberg’s patents, patent applications and patents issuing therefrom with a filing date before, on or within 10 years of the date of the Agreement.  The cross-license covers a broad range of existing and follow-on products of Avistar, CPI and Tandberg.

The license agreement also provides that CPI will dismiss its lawsuit against Tandberg, filed on May 12, 2005, in the U.S. District Court for the Northern District of California regarding Tandberg’s alleged infringement of three CPI patents, and Tandberg will dismiss its lawsuit against Avistar, filed on January 30, 2006, in the Eastern District of Texas regarding Avistar’s alleged infringement of three Tandberg patents.

The license agreement includes mutual releases of the parties from claims of infringement and other claims arising from, included in or relating to, the litigation between the parties or otherwise accrued prior to the date of the license agreement.  As partial consideration for the licenses and releases granted under the agreement, Tandberg has agreed to make a one-time license payment to Avistar of US $12.0 million.  The net proceeds to Avistar under this license agreement are expected to be reduced by Avistar’s and CPI’s accumulated contingent legal fees, and current quarter legal expense of approximately $5.0 - 6.0 million.

The press release issued by Avistar on February 15, 2007 is attached as Exhibit 99.1.

Section 9.  Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated February 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  February 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated February 15, 2007